UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2009

PROTALEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Union Square Drive New Hope, Pennsylvania		18938
(Address of Principal Executive Offices)		(Zip Code)

(215) 862-9720
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 11, 2009, pursuant to the Note and Common Stock Purchase Agreement dated November 11, 2009 (the “Purchase Agreement”) between Protalex, Inc., a Delaware corporation (“we,” “us,” our,” or “Company”) and Niobe Ventures, LLC (the “Investor”), a Delaware limited liability company and an accredited investor, as defined under Rule 501(a) of the Securities Act of 1933, as amended (the “Act”), we issued to the Investor (i) 43,478,260 shares of our common stock at a purchase price of $0.046 per share (or $2,000,000 in the aggregate) and (ii) a senior secured convertible promissory note in the principal amount of $1,000,000 and convertible into shares of our common stock at an initial conversion price equal to $0.046 per share (the “Secured Note”).  The Secured Note bears interest at a rate of 3% per annum and matures on November 13, 2012.  We refer to this transaction as the “Financing.”

In order to secure our obligations under the Secured Note, we also entered into a Security Agreement dated November 11, 2009 (the “Security Agreement”) granting the Investor a security interest in substantially all of our personal property and assets, including our intellectual property.

As contemplated by the Purchase Agreement, all of our executive officers and all of the members of our Board of Directors (the “Board”) prior to the closing of the Financing, with the exception of Frank M. Dougherty, resigned effective concurrently with the closing of the Financing.  Mr. Dougherty resigned effective upon the expiration of the 10-day notice period required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, effective upon the closing of the Financing, our Board appointed Arnold P. Kling as a director and then elected him as president and elected Kirk M. Warshaw as chief financial officer and secretary.

In addition, effective as of the closing of the Financing on November 11, 2009 we terminated (i) that certain Investor Rights Agreement dated September 18, 2003 and that certain Registration Rights Agreement dated May 25, 2005, described in Item 1.02 below and (ii) stock options exercisable for an aggregate of 1,233,571 shares of our common stock, approximately 41% of our then outstanding stock options, all of which were held by three option holders, Steven H. Kane, our former CEO, Marc L. Rose, our former CFO and vSpring (defined in Item 1.02 of this report).

The foregoing descriptions of the Secured Note, Purchase Agreement and Security Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Effective November 11, 2009, as a condition to the closing of the Financing, we terminated that certain (i) Investor Rights Agreement dated September 18, 2003 by and among Protalex, Inc., vSpring SBIC L.P. (“vSpring”) and certain of the investors set forth on Schedule A thereto (the “2003 IRA”) and (ii) Registration Rights Agreement dated May 25, 2005 by and among Protalex, Inc., vSpring and certain of the investors set forth on Schedule I thereto (the “2005 RRA”).  Each was terminated in accordance with its respective terms.

Under both the 2003 IRA and 2005 RRA, we granted the investors registration rights (including demand registration rights and piggyback registration rights), and agreed to not take certain actions without their consent (such as the issuance of senior securities, or the issuance more than $500,000 of debt securities, among other items).  We also agreed that we would repurchase their securities in the event of a “Change in Control” as such term was defined in each agreement. All of these obligations were terminated.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by referenced into this Item.  The foregoing description of the 2003 IRA is qualified in its entirety by the 2003 IRA, which was filed as Exhibit 4.3 to our Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission (“SEC”) on October 20, 2003.  The foregoing description of the 2005 RRA is qualified in its entirety by the 2005 IRA, which was filed as Exhibit 4.6 to our Registration Statement on Form SB-2 as filed with the SEC on June 16, 2005.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 11, 2009, at the closing of the Financing (described in Item 1.01, above), we issued the Secured Note.

The Secured Note is convertible at any time, at the option of the holder, subject only to the requirement that we have sufficient authorized shares of common stock after taking into account all outstanding shares of common stock and the maximum number of shares issuable under all issued and outstanding convertible securities.  In addition, the Secured Note will automatically be converted if (i) we raise in excess of $7.5 million of gross proceeds in an equity offering, (ii) certain milestones are achieved in our Phase 1b and RA trial of PRTX-100 in South Africa or (iii) we undertake certain fundamental transactions as defined in the notes (such as a merger, sale of all of our assets, exchange or tender offer, or reclassification of our stock or compulsory exchange).  The Secured Note also provides for the adjustment of the conversion price in the event of stock dividends and stock splits, among other items, and provides for acceleration of maturity upon an event of default (as defined in the Secured Note).

In order to secure our obligations under the Secured Note, we also entered into the Security Agreement on November 11, 2009 granting the holder of the Secured Note a security interest in substantially all of our personal property and assets, including our intellectual property.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02          Unregistered Sale of Equity Securities

On November 11, 2009, at the closing of the Financing, we issued 43,478,260 shares of our common stock and the Secured Note (together, the “Securities”) to the Investor for $3,000,000 in cash.  The Purchase Agreement provides for certain “piggyback” registration rights, which require us to register all the shares of common stock sold in the Financing, including the shares issuable upon conversion of the Secured Note, under the Act in certain circumstances.  The Securities have not been registered under the Act, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The Securities were issued in reliance upon the exemption from the registration requirements of the Act pursuant to Section 4(6) and Rule 506 of Regulation D thereof.  The offer, sale and issuance of the Securities was made without general solicitation or advertising.  The Securities were offered and issued only to “accredited investors” as such term is defined in Rule 501 under the Act.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of our common stock or any other security.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 1.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

On November 11, 2009, at the closing of the Financing, the Investor used its working capital to acquire control of our company through the acquisition of beneficial ownership of 65,217,390 shares of our common stock, our only voting securities (including 21,739,130 shares of common stock issuable upon conversion of the Secured Note), representing 69.5% of our outstanding common stock upon the closing of the Financing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 11, 2009, effective upon the closing of the Financing, our Board appointed Arnold P. Kling as a director and then elected him as president and elected Kirk M. Warshaw as chief financial officer and secretary.  With the exception of Frank M. Dougherty, all of the Company’s directors and executive officers resigned on November 11, 2009 effective upon the closing of the Financing.  Mr. Dougherty resigned effective upon the expiration of the 10-day notice period required by Rule 14f-1 under the Exchange Act.  In connection with and as a condition of Messrs. Kling and Warshaw joining our Company we entered into an Indemnification Agreement dated November 11, 2009 with each of them pursuant to which we agreed to indemnify them to the maximum extent permitted by law.  A copy of their respective agreements is attached as Exhibit 10.3 hereto.

The principal occupation and brief summary of the backgrounds of Messrs. Kling and Warshaw are as follows:

Arnold P. Kling, age 51, has served as our president and director since November 2009.  Mr. Kling is currently a (i) Manager of Niobe Ventures, LLC, a Delaware limited liability company and (ii) Managing Director of GH Venture Partners, LLC, a private equity and merchant banking boutique for which he also served as a Managing Director and General Counsel from 1995 to 1999.  From 1999 through August 2005, Mr. Kling was the president of Adelphia Holdings, LLC, a merchant-banking firm, as well as the managing member of several private investment funds.  From 1993 to 1995 he was a senior executive and general counsel of a Nasdaq listed licensing and multimedia company.  From 1990 through 1993, Mr. Kling was an associate and partner in the corporate and financial services department of Tannenbaum, Helpern, Syracuse & Hirschtritt LLP, a mid-size New York law firm.  Mr. Kling received a Bachelor of Science degree from New York University in International Business in 1980 and a Juris Doctor degree from Benjamin Cardozo School of Law in 1983.  Mr. Kling currently also serves as a director and president of R&R Acquisition, VI, Inc., R&R Acquisition, VII, Inc., R&R Acquisition, VIII, Inc., R&R Acquisition IX, Inc., R&R Acquisition X, Inc., Rodman International Enterprises I, Ltd., Rodman International Enterprise II, Ltd., and Rodman International Enterprise III, Ltd. (each a publicly reporting, non-trading company), 24Holdings, Inc. (OTCBB:TWFH), Mattmar Minerals, Inc. (OTCBB:MTMS) and Newtown Lane Marketing, Incorporated (OTCBB:NTWN).

Kirk M. Warshaw, age 51, has served as our chief financial officer and secretary, since November 2009.  Mr. Warshaw is a financial professional who, since 1990, has provided clients in a multitude of different industries with advice on accounting, corporate finance, and general business matters.  Prior to starting his own consulting firm, from 1983 to 1990, he held the various titles of controller, chief financial officer, president, and chief executive officer at three separate financial institutions in New Jersey.  From 1980 through 1983, Mr. Warshaw was a Senior Accountant at the public accounting firm of Deloitte, Haskins & Sells.  Mr. Warshaw is a 1980 graduate of Lehigh University and has been a CPA in New Jersey since 1982.  Mr. Warshaw is currently also the chief financial officer of R&R Acquisition, VI, Inc., R&R Acquisition, VII, Inc., R&R Acquisition, VIII, Inc., R&R Acquisition IX, Inc., R&R Acquisition X, Inc., Rodman International Enterprises I, Ltd., Rodman International Enterprise II, Ltd., and Rodman International Enterprise III, Ltd. (each a publicly reporting, non-trading company), Mattmar Minerals, Inc. (OTCBB:MTMS) and Newtown Lane Marketing, Incorporated (OTCBB:NTWN), and a director and the chief financial officer of 24Holdings Inc. (OTCBB:TWFH).

Family Relationships

There were no family relationships between or among any of our officers or directors who served immediately prior to or after the closing of the Financing.

Related Person Transactions

Reference is made to the disclosure set forth under Item 1.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.  Mr. Kling is the manager of the Investor.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
4.1	Secured Convertible Promissory Note dated November 11, 2009

10.1	Note and Common Stock Purchase Agreement dated November 11, 2009, between the Company and Niobe Ventures, LLC

10.2	Security Agreement dated November 11, 2009, between the Company and Niobe Ventures, LLC

10.3	Form of Indemnification Agreement dated November 11, 2009 between the Company and each of Messrs. Kling and Warshaw

*           *           *           *           *           *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

November 12, 2009	By:	/s/ Arnold P. Kling
Arnold P. Kling
President